SUB-ITEM 77Q3

AIM International Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  17



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       16,043
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                        2,312
       Class C                        4,682
       Class R                          421
       Class Y                          436
       Institutional Class                6


74V. 1 Net asset value per share (to nearest cent)
       Class A                         7.64
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                         7.49
       Class C                         7.49
       Class R                         7.59
       Class Y                         7.66
       Institutional Class             7.69